Adamis Pharmaceuticals Corporation 8-K

Exhibit 99.1

Adamis Pharmaceuticals Announces Closing of the Merger with DMK Pharmaceuticals

●	DMK CEO, Ebrahim (Eboo) Versi, MD, PhD, named CEO and Chairman of the combined company

●	Combined company will have commercial products and a library of development candidates, including two clinical stage programs

●	DPI-125, the lead development program, is a clinical stage therapeutic under investigation for the treatment of opioid use disorder

SAN DIEGO, May 25, 2023 – Adamis Pharmaceuticals Corporation (NASDAQ: ADMP), a commercial-stage biopharmaceutical company, today announced the closing of its merger with DMK Pharmaceuticals Corporation.

The combined, publicly traded company will focus its efforts on increasing sales of Adamis’ commercial products and advancing DMK’s lead clinical stage compound, DPI-125, which is being studied as a potential novel treatment for opioid use disorder (OUD). The common stock of Adamis will continue to trade on the Nasdaq Capital Market under the ticker symbol “ADMP”.

At the close of the merger, Ebrahim Versi, CEO of DMK, was named CEO of Adamis and Chairman of the Board of Directors. Dr. Versi stated, “We are very excited about this merger, as I believe that the combined company will make a significant contribution to saving and improving the lives of people suffering from opioid use disorder. Too many lives are cut far too short and families are devastated by this disease and we need to act urgently to reverse this epidemic. ZIMHI, I believe, is the most effective naloxone medicine to reverse fentanyl overdoses and my goal will be to make this our flagship product and to build on that with our novel first-in-class compound, DPI-125. Not only does it have the potential to treat patients with opioid use disorder but also, I believe, to prevent it when used as a potent analgesic, thus obviating the need for use of opiates. The global opioid market in 2021 was reported as being greater than $22 billion. Given the differentiated profiles of these agents, along with our large portfolio of novel compounds, I see a bright future for the company.”

Preceding the closing of the merger, on May 22, 2023, Adamis effected a 1-for-70 reverse stock split of all of its issued and outstanding shares of common stock. All outstanding options, restricted stock unit awards, and warrants were proportionately adjusted, pursuant to their respective terms. Pursuant to the terms of the merger transaction, Adamis issued shares of common stock and Series E Convertible Preferred Stock to the former shareholders of DMK. Upon completion of the merger, taking into consideration the reverse stock split, Adamis has approximately 2,662,632 shares of common stock outstanding, excluding options, RSUs, warrants and convertible securities.

Management and Organization

In connection with the merger, Dr. Versi assumed the role of CEO and Chairman of the Board, and David J. Marguglio, previously Chief Executive Officer of Adamis, will assume the role of President and Chief Operating Officer of the combined company. Dr. Versi and DMK board member Jannine Versi, have been appointed to the Board and join the pre-merger Adamis directors Howard C. Birndorf, Meera J. Desai, PhD, and Vickie Reed as the new Board of the combined company. Adamis Chairman, Richard C. Williams, and Mr. Marguglio resigned their prior director roles in connection with the closing of the merger.

About Adamis Pharmaceuticals

Prior to the merger, Adamis Pharmaceuticals Corporation was a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including opioid overdose and allergy. Adamis’ products approved by the FDA include ZIMHI® (naloxone) Injection for the treatment of opioid overdose, and SYMJEPI® (epinephrine) Injection for use in the emergency treatment of acute allergic reactions, including anaphylaxis. As a result of the merger with DMK Pharmaceuticals, the Company is now also focused on developing novel therapies for opioid use disorder (OUD) and other important neuro-based conditions where patients are currently underserved. The Company believes that DMK’s technology is at the forefront of endorphin-inspired drug design with its mono, bi- and tri-functional small molecules that simultaneously modulate critical networks in the nervous system. DMK has a library of approximately 750 small molecule neuropeptide analogues and a differentiated pipeline that could address unmet medical needs by taking the novel approach to integrate with the body’s own efforts to regain balance of disrupted physiology. DMK’s lead clinical stage product candidate, DPI-125, is being studied as a potential novel treatment for OUD. The Company also plans to develop the compound for the treatment of moderate to severe pain. DMK’s other development stage product candidates include DPI-221 for bladder control problems and DPI-289 for severe end stage Parkinson’s disease. For additional information about Adamis Pharmaceuticals, please visit our website and follow us on Twitter and LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact. These statements relate to future events or future results of operations, including, but not limited to statements concerning the following matters: (i) the outcome of any current legal proceedings or future legal proceedings that may be instituted against the parties or others, including proceedings related to the merger transaction with DMK; (ii) whether the combined business of DMK and Adamis will be successful; (iii) whether any DMK product candidates will be successfully developed or commercialized; (iv) the Company’s ability to raise capital to continue as a going concern; and (v) those risks detailed in Adamis’ most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission (“SEC”), as well as other documents that may be filed by Adamis from time to time with the SEC. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, which may cause Adamis’ actual results to be materially different from the results anticipated by such forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Adamis cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ materially from management’s current expectations include those risks and uncertainties relating to: our ability to maintain the continued listing of the common stock on the Nasdaq Capital Market, including without limitation regaining compliance with the Nasdaq $1.00 minimum bid price requirements and the $35 million market value of listed securities requirement; our cash flow, cash burn, expenses, obligations and liabilities; the outcomes of any litigation, regulatory proceedings, inquiries or investigations that we are or may become subject to; and other important factors discussed in the Company’s filings with the SEC. If we do not obtain required additional equity or debt funding in the near term, our cash resources will be depleted and we could be required to materially reduce or suspend operations, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, at least until additional funding is obtained. If we do not have sufficient funds to continue operations or satisfy out liabilities, we could be required to seek bankruptcy protection or other alternatives to attempt to resolve our obligations and liabilities that could result in our stockholders losing most or all of their investment in us. You should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this press release. Certain of these risks and additional risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2022, and subsequent filings with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC’s website at http://www.sec.gov.

Contact:

Adamis Investor Relations

Robert Uhl

Managing Director

ICR Westwicke

619.228.5886